Exhibit 8.3

OPINION OF APPLEBY, BERMUDA COUNSEL FOR THE REGISTRANT, AS TO BERMUDA TAX CONSEQUENCES OF THE EXCHANGE OFFER

e-mail: jtaggart@applebyglobal.com
direct dial: 1441 298 3255
Tel: 1441 295 2244
Cosan Limited	Fax: 1441 298 3324
Av. Juscelino Kubitschek, 1726 – 6th floor	client ref: 136664.2
Sao Paulo, SP 04543-000
Brazil

February 4, 2008

Dear Sirs

Cosan Limited (the “Company”)

This opinion as to Bermuda law is addressed to you in connection with the preparation and filing of the Company’s Registration Statement.  This opinion is being furnished in accordance with the requirements of Section 601(b)(8) of Regulation S-K of the Securities Act of 1933, as amended.

For the purposes of this opinion we have examined and relied upon the documents listed, and in some cases defined, in the First Schedule to this opinion (the “Documents”) together with such other documentation as we have considered requisite to this opinion.

Assumptions

In stating our opinion we have assumed:

(a)
the authenticity, accuracy and completeness of all Documents and other documentation examined by us submitted to us as originals and the conformity to authentic original documents of all Documents and other such documentation submitted to us as certified, conformed, notarised, faxed or photostatic copies;

(b)	that each of the Documents and other such documentation received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)	the genuineness of all signatures on the Documents;

(d)	the authority, capacity and power of each of the persons signing the Documents; and

(e)	that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete.

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that at the present time, there is no Bermuda income or profits tax, withholding tax, capital gains tax, estate duty or inheritance tax payable by the Company or its shareholders (other than shareholders ordinarily resident in Bermuda) in respect of the issued share capital of the Company.

Reservations

We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda.  This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

Disclosure

This opinion is addressed to you in connection with the filing by the Company of the Registration Statement with the United States Securities and Exchange Commission.  We consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the references to us in the Registration Statement under the heading “Taxation – Bermuda Tax Considerations”.   As Bermuda attorneys, we are not qualified to opine on matters of law of any jurisdiction other than Bermuda.

Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law.  It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully

Appleby

FIRST SCHEDULE

1.
A copy of the Registration Statement on Form F-4 dated  8 November 2007, as amended by Amendment No. 1 to the Registration Statement on Form F-4 dated 28 November 2007, as amended by Amendment No. 2 to the Registration Statement on Form F-4 dated December 28 2007 and Amendment No. 3 to the Registration Statement on Form F-4 dated 4 February 2008 (the “Registration Statement”).

2.	Copy Foreign Exchange Letter dated 27 April 2007 issued by the Bermuda Monetary Authority, Bermuda in relation to the Company.

3.	Copy of the Tax Assurance certificate dated 12 June 2007, issued by the Registrar of Companies for the Minister of Finance in relation to the Company.